Exhibit 24.2

POWER OF ATTORNEY

I, the undersigned director of Curis, Inc., hereby constitute and appoint James E. Dentzer and William E. Steinkrauss, and each of them singly, my true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for me and in my name in the capacity indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in my name and on my behalf in my capacity as director to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John A. Hohneker	Director	February 24, 2022
John A. Hohneker